Exhibit 99.1

International Headquarters

7150 Mississauga Road

Mississauga, Ontario L5N 8M5

Phone: 905.286.3000

Fax: 905.286.3050

Contact Information:

Laurie W. Little

949-461-6002
laurie.little@valeant.com

VALEANT PHARMACEUTICALS REPORTS

2011 THIRD QUARTER FINANCIAL RESULTS

•	2011 Third Quarter Total Revenue $601 million

•	Total pro forma revenue growth for the combined company was approximately 40%

•	Pro forma organic growth, excluding the impact of foreign exchange and acquired sales, was 15%,

•	This organic growth rate has not been adjusted for the effect of the wholesaler inventory drawdown in the U.S. which would have had a positive impact

•	YTD pro forma organic growth was over 8%

•	2011 Third Quarter GAAP EPS $0.13; Cash EPS $0.66

•	2011 Third Quarter GAAP Cash Flow from Operations was $174 million; Adjusted Cash Flow from Operations was $208 million

•	2011 Cash EPS Guidance updated to $2.80 - $2.95, which does not include the potential $45 million milestone for the U.S. launch of Potiga (now 1Q 2012 Event)

•	Board Approves New $1.5 Billion Securities Repurchase Program

Mississauga, Ontario — November 3, 2011 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) announces third quarter financial results for 2011.

“Our operations delivered strong double-digit organic revenue growth in the third quarter and we remain on track to deliver 8% plus pro forma organic growth for the year,” stated J. Michael Pearson, chairman and chief executive officer. “We are especially pleased with the performance of our U.S. Dermatology division, which is outpacing our expectations, as well as both of our branded generic divisions that continue to outperform their respective markets. With strong third quarter performance, we are raising our fourth quarter Cash EPS guidance to $0.80 to $0.95, which does not include the potential milestone of $45 million from GlaxoSmithKline that is now scheduled to occur in the first quarter of 2012.”

Revenue

Total revenue was $600.6 million in the third quarter of 2011 as compared to $208.3 million in the third quarter of 2010. Product sales were $570.4 million in the third quarter of 2011, as compared to $201.4 million in the year-ago quarter. These increases are primarily due to the acquisition of Valeant Pharmaceuticals International (Legacy Valeant) by Biovail Corporation (Legacy Biovail) which was completed on September 27, 2010. In connection with the acquisition, Biovail was renamed Valeant Pharmaceuticals International, Inc. GAAP results for the third quarter of 2010 only reflect Legacy Biovail revenues and do not include any revenues from Legacy Valeant.

Total pro forma revenue growth for the combined company (Legacy Biovail and Legacy Valeant) was approximately 40% for the third quarter of 2011. Pro forma organic revenue growth for the combined company, excluding the impact of foreign exchange and acquired sales, was 15% for the third quarter of 2011. No adjustment as made for the third quarter wholesaler inventory impact.

Operating Expenses and Gain on Investments

The Company’s cost of goods sold, excluding amortization of intangibles, was $162.6 million in the third quarter of 2011 and represented 28% of product sales. This number in the third quarter of 2011 included $5.0 million in acquisition step-up and amortization primarily related to the acquisition of Sanitas AB.

Selling, General and Administrative expenses were $134.8 million in the third quarter of 2011, which includes a $11.1 million step-up in stock based compensation expenses related to the acquisition of Legacy Valeant. Excluding the step-up in stock based compensation, SG&A was approximately 21% of product sales and service and other revenue. Research and Development expenses were $17.5 million in the third quarter of 2011, or approximately 3% of revenue.

Net Income and Cash Flow from Operations

The Company reported net income of $40.9 million for the third quarter of 2011, or $0.13 per diluted share. On a Cash EPS basis, income was $212.1 million, or $0.66 per diluted share.

GAAP cash flow from operations was $174 million in the third quarter of 2011, and adjusted cash flow from operations was $208 million in the third quarter of 2011.

Securities Repurchase Program

Since June 30, 2011, under the Company’s existing securities repurchase program, which expires on November 7, 2011, the Company repurchased 1.8 million shares and $95 million principal amount of the 5.375% senior convertible notes due 2014, for an aggregate purchase price of $275 million, bringing the aggregate repurchases to $328 million of the $350 million face value of the 5.375% convertible notes.

The Company’s Board of Directors approved a new $1.5 billion securities repurchase program effective November 8, 2011.

2011 Guidance

The Company is revising its previous Cash EPS guidance to $2.80 to $2.95 in 2011, as compared to prior guidance of $2.70 to $3.00. The prior guidance included a potential $45 million milestone payment from GlaxoSmithKline in the fourth quarter for the U.S. launch of Potiga. The launch and subsequent milestone payment is now expected to occur in the first quarter of 2012.

Conference Call and Webcast Information

The Company will host a conference call and a live Internet webcast along with a slide presentation today at 10:00 a.m. ET (7:00 a.m. PT), November 3, 2011 to discuss its third quarter financial results for 2011. The dial-in number to participate on this call is (877) 295-5743, confirmation code 18668216. International callers should dial (973) 200-3961, confirmation code 18668216. A replay will be available approximately two hours following the conclusion of the conference call through November 10, 2011 and can be accessed by dialing (855) 859-2056, or (404) 537-3406, confirmation code 18668216. The live webcast of the conference call may be accessed through the investor relations section of the Company’s corporate website at www.valeant.com.

About Valeant

Valeant Pharmaceuticals International, Inc. (NYSE/TSX:VRX) is a multinational specialty pharmaceutical company that develops and markets a broad range of pharmaceutical products primarily in the areas of neurology, dermatology and branded generics. More information about Valeant can be found at www.valeant.com.

Forward-looking Statements

This press release may contain forward-looking statements, including, but not limited to, statements regarding our expected growth and Cash EPS guidance for 2011 and our securities repurchase program. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,”

“believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, factors that could affect our operating results, market conditions and the price of our securities, risks and uncertainties discussed in the Company’s most recent annual or quarterly report filed with the Securities and Exchange Commission (“SEC”) and risks and uncertainties as detailed from time to time in Valeant’s filings with the SEC and the Canadian Securities Administrators (“CSA”), which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.

Note on Guidance

The guidance contained in this press release is only effective as of the date given, November 3, 2011, and will not be updated or affirmed until the Company publicly announces updated or affirmed guidance.

Non-GAAP Information

To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures such as Cash EPS measures, organic growth, and adjusted cash flow from operations. Non-GAAP financial measures exclude certain items, such as amortization of inventory step-up, amortization of alliance product assets & property, plant and equipment step up, stock-based compensation step-up, contingent consideration fair value adjustments, restructuring, integration and acquisition-related costs, acquired in-process research and development (“IPR&D”), legal settlements outside the ordinary course of business, amortization and other non-cash charges, amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, (gain) loss on investments, net, and adjusts tax expense to cash taxes. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP. Therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Financial Tables follow.

###

Table 1

Valeant Pharmaceuticals International, Inc.

Condensed Consolidated Statement of Income

For the Three and Nine Months Ended September 30, 2011 and 2010

	Three Months Ended September 30,			Nine Months Ended September 30,
(In thousands, except per share data)	2011	2010 (a)	% Change	2011	2010 (a)	% Change
Product sales	$570,423	$201,372	NM	$1,600,879	$644,650	NM
Alliance and royalty	22,471	6,150	NM	146,873	15,146	NM
Service and other	7,690	745	NM	27,245	6,877	NM

Total revenues	600,584	208,267	NM	1,774,997	666,673	NM

Cost of goods sold (exclusive amortization of intangible assets shown separately below)	162,568	62,142	NM	501,767	184,947	NM
Cost of services	3,078	532	NM	9,683	7,211	NM
Cost of alliances	—	—	NM	30,735	—	NM
Selling, general and administrative (“SG&A”)	134,801	60,187	NM	423,964	148,794	NM
Research and development	17,476	13,766	NM	48,910	49,987	NM
Contingent consideration fair value adjustments	6,904	—	NM	9,042	—	NM
Acquired in-process research and development	—	—	NM	4,000	61,245	NM
Legal settlements	—	38,500	NM	2,400	38,500	NM
Restructuring and acquisition-related costs	25,372	123,953	NM	73,913	135,024	NM
Amortization of intangible assets	138,027	35,499	NM	365,016	102,098	NM

	488,226	334,579		1,469,430	727,806

Operating income (loss)	112,358	(126,312)		305,567	(61,133)
Interest expense, net	(86,452)	(11,092)		(236,387)	(30,449)
Loss on extinguishment of debt	(10,315)	—		(33,325)	—
Gain (loss) on investments, net	(140)	(5,005)		22,787	(5,552)
Other income (expense), net including translation and exchange	(3,590)	(5,473)		64	(5,429)

Income (loss) before (recovery) provision for income taxes	11,861	(147,882)		58,706	(102,563)
(Recovery of) provision for income taxes	(29,001)	60,000		(44,998)	74,500

Net income (loss)	$40,862	$(207,882)		$103,704	$(177,063)

Earnings per share:
Basic:
Net income (loss)	$0.13	$(1.27)		$0.34	$(1.11)

Shares used in per share computation	302,702	163,295		303,285	160,082

Diluted:
Net income (loss)	$0.13	$(1.27)		$0.32	$(1.11)

Shares used in per share computation	322,783	163,295		329,010	160,082

(a)	Prior year amounts have been modified to conform to the 2011 disclosure.

Table 2

Valeant Pharmaceuticals International, Inc.

Reconciliation of GAAP EPS to Adjusted Non-GAAP (Cash) EPS

For the Three and Nine Months Ended September 30, 2011 and 2010

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2011	2010	2011	2010 (a)
Net income (loss)	$40,862	$(207,882)	$103,704	$(177,063)
Non-GAAP adjustments (b)(c):
Inventory step-up (d)	2,768	—	48,939	—
Alliance product assets & pp&e step-up (e)	138	—	19,478	—
Stock-based compensation step-up (f)	11,149	—	50,556	—
Contingent consideration fair value adjustment	6,904	—	9,042	—
Restructuring, integration and acquisition-related costs (g)	25,372	123,953	73,913	135,024
Acquired in-process research and development (IPR&D)	—	—	4,000	61,245
Legal settlements	—	38,500	2,400	38,500
Amortization and other non-cash charges	140,500	38,147	371,897	110,225

	186,831	200,600	580,225	344,994
Amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest	12,686	15,340	19,034	23,622
Loss on extinguishment of debt	10,315	—	33,325	—
(Gain) loss on investments, net	—	5,005	(1,769)	5,552
Tax	(38,601)	59,500	(77,098)	64,500

Total adjustments	171,231	280,445	553,717	438,668
Adjusted income	$212,093	$72,563	$657,421	$261,605

GAAP earnings per share—diluted	$0.13	$(1.27)	$0.32	$(1.11)

Adjusted Non-GAAP (Cash) earnings per share—diluted	$0.66	$0.42	$2.00	$1.58

Shares used in diluted per share calculation—Adjusted Non-GAAP (Cash) earnings per share	322,783	173,247	329,010	165,145

(a)	Prior year non-GAAP adjustments have been modified to conform to the 2011 disclosure.
(b)	To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as amortization of inventory step-up, amortization of alliance product assets & pp&e step up, stock-based compensation step-up, contingent consideration fair value adjustments, restructuring, integration and acquisition-related costs, acquired in-process research and development (“IPR&D”), legal settlements outside the ordinary course of business, amortization and other non-cash charges, amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, (gain) loss on investments, net, and adjusts tax expense to cash taxes. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP. Therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
(c)	This table includes Adjusted Non-GAAP (Cash) Earnings Per Share, which is a non-GAAP financial measure that represents earnings per share, excluding amortization of inventory step-up, alliance product assets & pp&e step up, stock-based compensation step-up, contingent consideration fair value adjustments, restructuring, integration and acquisition-related costs, acquired in-process research and development (“IPR&D”), legal settlements outside the ordinary course of business, amortization and other non-cash charges, amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, (gain) loss on investments, net, and adjusts tax expense to cash taxes.
(d)	ASC 805, accounting for business combinations requires an inventory fair value step-up. The impact of the amortization of this step-up is included in cost of goods sold. For the three and nine months ended September 30, 2011 the total impact is $2.8 million and $48.9 million, respectively. For the three and nine months ended September 30, 2011 a total of $0.4 million and $27.7 million related to the merger with Valeant Pharmaceutical International, $0.0 million and $18.8 million related to the acquisition of Pharma Swiss SA on March 10, 2011, and $2.4 million and $2.4 million related to the acquisition of Sanitas on August 19th, 2011, respectively.
(e)	Alliance product assets & pp&e step-up represents the step up to fair market value from Legacy Valeant’s original cost resulting from the merger of Legacy Valeant into Legacy Biovail. The impact of the amortization of this step-up is included in cost of alliance and royalty & SG&A. For the three and nine months ended September 30, 2011 the total impact is $0.1 million and $19.5 million, respectively.
(f)	Total stock-based compensation for the three and nine months ended September 30, 2011 was $17.1 million and $72.4 million, of which $11.1 million and $50.6 million reflect the amortization of the fair value step-up increment resulting from the merger, respectively.
(g)	Restructuring, integration and acquisition-related costs for the three and nine months ended September 30, 2011 represent costs related to the merger of Legacy Valeant and Legacy Biovail, the acquisition of Pharma Swiss SA, and the acquisition of Sanitas. These include $0.9 million and $18.0 million related to facility related costs, $6.7 million and $16.9 million related to contract cancellation fees, consulting, legal and other, $5.0 million and $14.3 million related to employee severance costs, $(0.7) million and $2.9 million related to (decreases)/increases in deferred stock unit values related to directors retired as a result of the merger between Legacy Valeant and Legacy Biovail, $9.5 million and $12.9 million related to acquisition costs, $1.1 million and $4.4 million related to manufacturing integration, and $2.9 million and $4.5 million related to wind down costs, respectively.

Table 2(a)

Valeant Pharmaceuticals International, Inc.

Reconciliation of Non-GAAP Adjustments

For the Three Months Ended September 30, 2011 and 2010

	Three Months Ended September 30, 2011
	Inventory step-up	Alliance product assets & pp&e step-up	Stock-based compensation step-up	Contingent consideration fair value adjustment	Restructuring, integration and acquisition- related costs	Amortization and other non- cash charges	Amortization of deferred financing costs, debt discounts and ASC 470- 20 (FSP APB 14-1) interest	Loss on extinguishment of debt	Tax
Product Sales	—	—	—	—	—	268	—	—	—
Cost of goods sold (exclusive amortization of intangible assets shown separately below)	2,768	138	209	—	—	2,205	—	—	—
Selling, general and administrative (“SG&A”)	—	—	10,579	—	—	—	—	—	—
Research and development	—	—	361	—	—	—	—	—	—
Contingent consideration fair value adjustments	—	—	—	6,904	—	—	—	—	—
Restructuring and acquisition-related costs	—	—	—	—	25,372	—	—	—	—
Amortization of intangible assets	—	—	—	—	—	138,027	—	—	—
Interest expense, net	—	—	—	—	—	—	12,686	—	—
Loss on extinguishment of debt	—	—	—	—	—	—	—	10,315	—
Tax	—	—	—	—	—	—	—	—	(38,601)

Total Adjustments	$2,768	$138	$11,149	$6,904	$25,372	$140,500	$12,686	$10,315	$(38,601)

	Three Months Ended September 30, 2010
	Restructuring, integration and acquisition- related costs	Legal settlements	Amortization and other non- cash charges	Amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest	Gain (loss) on investments, net	Tax
Product Sales	—	—	268	—	—	—
Cost of goods sold (exclusive amortization of intangible assets shown separately below)	—	—	2,118	—	—	—
Legal settlements	—	38,500	—	—	—	—
Restructuring and acquisition-related costs	123,953	—	—	—	—	—
Amortization of intangible assets	—	—	35,499	—	—	—
Interest expense, net	—	—	—	15,340	—	—
Gain (loss) on investments, net	—	—	—	—	5,005	—
Tax	—	—	262	—	—	59,500

Total Adjustments	$123,953	$38,500	$38,147	$15,340	$5,005	$59,500

Table 2(b)

Valeant Pharmaceuticals International, Inc.

Reconciliation of Non-GAAP Adjustments

For the Nine Months Ended September 30, 2011 and 2010

	Nine Months Ended September 30, 2011
	Inventory step- up	Alliance product assets & pp&e step-up	Stock-based compensation step-up	Contingent consideration fair value adjustment	Restructuring, integration and acquisition- related costs	Acquired in- process research and development (IPR&D)	Legal settlements	Amortization and other non- cash charges	Amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest	Loss on extinguishment of debt	Gain (loss) on investments, net	Tax
Product Sales	—	—	—	—	—	—	—	804	—	—	—	—
Cost of goods sold (exclusive amortization of intangible assets shown separately below)	48,939	643	529	—	—	—	—	6,077	—	—	—	—
Cost of alliances	—	18,835	—	—	—	—	—	—	—	—	—	—
Selling, general and administrative (“SG&A”)	—	—	49,401	—	—	—	—	—	—	—	—	—
Research and development	—	—	626	—	—	—	—	—	—	—	—	—
Contingent consideration fair value adjustments	—	—	—	9,042	—	—	—	—	—	—	—	—
Acquired in-process research and development	—	—	—	—	—	4,000	—	—	—	—	—	—
Legal settlements	—	—	—	—	—	—	2,400	—	—	—	—	—
Restructuring and acquisition-related costs	—	—	—	—	73,913	—	—	—	—	—	—	—
Amortization of intangible assets	—	—	—	—	—	—	—	365,016	—	—	—	—
Interest expense, net	—	—	—	—	—	—	—	—	19,034	—	—	—
Loss on extinguishment of debt	—	—	—	—	—	—	—	—	—	33,325	—	—
Gain (loss) on investments, net	—	—	—	—	—	—	—	—	—	—	(1,769)	—
Tax	—	—	—	—	—	—	—	—	—	—	—	(77,098)

Total Adjustments	$48,939	$19,478	$50,556	$9,042	$73,913	$4,000	$2,400	$371,897	$19,034	$33,325	$(1,769)	$(77,098)

	Nine Months Ended September 30, 2010
	Restructuring, integration and acquisition- related costs	Acquired in- process research and development (IPR&D)	Legal settlements	Amortization and other non- cash charges	Amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest	Gain (loss) on investments, net	Tax

Product Sales	—	—	—	804	—	—	—
Cost of goods sold (exclusive amortization of intangible assets shown separately below)	—	—	—	6,536	—	—	—
Legal settlements	—	—	38,500	—	—	—	—
Restructuring and acquisition-related costs	135,024	—	—	—	—	—	—
Acquired in-process research and development	—	61,245
Amortization of intangible assets	—	—	—	102,098	—	—	—
Interest expense, net	—	—	—	—	23,622	—	—
Gain (loss) on investments, net	—	—	—	—	—	5,552	—
Tax	—	—	—	787	—	—	64,500

Total Adjustments	$135,024	$61,245	$38,500	$110,225	$23,622	$5,552	$64,500

Table 3

Valeant Pharmaceuticals International, Inc.

Statement of Revenue—by Segment

For the Three and Nine Months Ended September 30, 2011 and 2010

(In thousands)

	Three Months Ended September 30,
	2011 GAAP	2010 GAAP	% Change (c)	2011 currency impact	2011 excluding currency impact non-GAAP	% Change (c)
Revenue (a)(b)
U.S. Neurology & Other	$182,288	$138,035	32%	$—	$182,288	32%
U.S. Dermatology	131,642	34,720	279%	(136)	131,506	279%

Total U.S.	313,930	172,755	82%	(136)	313,794	82%
Canada/Australia	84,644	27,750	205%	(7,268)	77,376	179%

Specialty Pharmaceuticals	398,574	200,505	99%	(7,404)	391,170	95%

Branded Generics—Europe	134,055	7,762	1627%	(7,054)	127,001	1536%
Branded Generics—Latin America	67,955	—	NM	(2,706)	65,249	NM

Branded Generics	202,010	7,762	NM	(9,760)	192,250	NM

Total Revenue	$600,584	$208,267	188%	$(17,164)	$583,420	180%

	Nine Months Ended September 30,
	2011 GAAP	2010 GAAP	% Change (c)	2011 currency impact	2011 excluding currency impact non-GAAP	% Change (c)
Revenue (a)(b)
U.S. Neurology & Other	$626,390	$445,413	41%	$—	$626,390	41%
U.S. Dermatology	394,202	115,112	242%	(354)	393,848	242%

Total U.S.	1,020,592	560,525	82%	(354)	1,020,238	82%
Canada/Australia	238,888	81,146	194%	(18,861)	220,027	171%

Specialty Pharmaceuticals	1,259,480	641,671	96%	(19,215)	1,240,265	93%
Branded generics—Europe	326,448	25,002	1206%	(21,412)	305,036	1120%
Branded generics—Latin America	189,069	—	NM	(11,314)	177,755	NM

Branded Generics	515,517	25,002	NM	(32,726)	482,791	NM

Total Revenue	$1,774,997	$666,673	166%	$(51,941)	$1,723,056	158%

(a)	Note: Currency effect for constant currency sales is determined by comparing 2011 reported amounts adjusted to exclude currency impact, calculated using 2010 monthly average exchange rates, to the actual 2010 reported amounts. Constant currency sales is not a GAAP-defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.
(b)	See footnote (b) to Table 2.
(c)	The % change reflects revenue for the combined company for the three and nine months ended September 30, 2011 as compared to Legacy Biovail alone for the three and nine months ended September 30, 2010.

Table 4

Valeant Pharmaceuticals International, Inc.

Reconciliation of GAAP Statement of Cost of Goods Sold to Non-GAAP Statement Cost of Goods Sold – by Segment

For the Three Months Ended September 30, 2011

(In thousands)

Cost of goods sold (a)	Three Months Ended September 30,					Nine Months Ended September 30,
	2011 as reported GAAP	% of product sales	2011 fair value step-up adjustment to inventory and amortization (b)	2011 excluding fair value step-up adjustment to inventory and amortization non-GAAP	% of product sales	2011 as reported GAAP	% of product sales	2011 fair value step-up adjustment to inventory and amortization (b)	2011 excluding fair value step-up adjustment to inventory and amortization non-GAAP	% of product sales
U.S. Neurology & Other	$32,826	19%	$2,205	$30,621	17%	$114,601	20%	$15,525	$99,076	17%
U.S. Dermatology	10,140	9%	—	10,140	9%	57,134	20%	7,696	49,438	17%
Canada/Australia	26,365	31%	419	25,946	31%	71,292	30%	3,885	67,407	28%
Branded Generics—Europe	64,331	49%	2,349	61,982	47%	176,553	54%	22,928	153,625	48%
Branded Generics—Latin America	28,640	42%	—	28,640	42%	81,186	43%	4,981	76,205	40%
Corporate	266		—	266		1,001		—	1,001

	$162,568	28%	$4,973	$157,595	28%	$501,767	31%	$55,015	$446,752	28%

(a)	See footnote (b) to Table 2.
(b)	For the three and nine months ended September 30, 2011 U.S. Neurology and Other and U.S. Dermatology include $0 and $9.4 million and $0 and $7.7 million of fair value step-up adjustment to inventory, respectively and in the three and nine months ended September 30, 2011 U.S. Neurology and Other includes $2.2 million and $6.1 million of amortization, respectively.

Table 5

Valeant Pharmaceuticals International, Inc.

Consolidated Balance Sheet and Other Data

(In thousands)

	As of September 30, 2011	As of December 31, 2010
5.1 Cash
Cash and cash equivalents	$254,559	$394,269
Marketable securities	2,967	6,083

Total cash and marketable securities	$257,526	$400,352

Debt
Convertible notes	$41,798	$417,555
Senior notes	4,327,336	2,185,822
Senior Secured Term Loan facility	590,000	—
Term loan A facility	—	975,000
Revolving credit facility	200,000	—
Sanitas Term Loan Facility	45,312	—
Sanitas Revolving Credit Lines	4,943	—
Other	17,522	16,900

	5,226,911	3,595,277
Less: Current portion	(38,943)	(116,900)

	$5,187,968	$3,478,377

	Three Months Ended September 30,
	2011	2010
5.2 Summary of Cash Flow Statement
Cash flow provided by (used in):
Net cash provided by (used in) operating activities (GAAP)	$173,708	$110,924
Restructuring and acquisition-related costs	25,372	123,953
Effect of ASC 470-20 (FSP APB 14-1)	3,362	—
Tax benefits from stock options exercised (a)	2,042	—
Changes in working capital related to restructuring and acquisition-related costs	3,918	(127,860)

Adjusted cash flow from operations (Non-GAAP) (b)	$208,402	$107,017

(a)	Includes stock option tax benefit which will reduce taxes in future periods.
(b)	See footnote (b) to Table 2.

Valeant Pharmaceuticals International

Pro Forma Organic Growth—by Segment

For the Three and Nine Months Ended September 30, 2011

(In thousands)

	Three Month Ending September 30,
	(b) (f) September 2011	(b) (c) September 2010	(g) Total Proforma Acquisitions	Total Proforma QTD 2010	Divestitures/ Discontinuations	% Change	(a) September 2011 currency impact	September 2011 excluding currency impact	% Change
U.S Dermatology	$110,546	$65,820	$6,000	$70,122	$1,698	58%	$—	$110,546	58%
U.S. Neurology & Other (d)	177,780	186,224	—	186,224	—	-5%	(301)	177,479	-5%

Total U.S.	288,326	252,044	6,000	256,346	1,698	12%	(301)	288,025	12%
Canada/Australia	83,144	64,120	—	64,120	—	30%	(6,464)	76,680	20%

Specialty Pharmaceuticals	371,470	316,164	6,000	320,466	1,698	16%	(6,765)	364,705	14%
Branded generics—Latin America	67,955	51,539	—	51,539	—	32%	(2,708)	65,247	27%
Branded generics—Europe	130,998	50,098	62,533	112,631	—	16%	(6,395)	124,603	11%

Branded Generics	198,953	101,637	62,533	164,170	—	21%	(9,103)	189,850	16%

Total product sales	$570,423	$417,801	$68,533	$484,636	$1,698	18%	$(15,868)	$554,555	14%

Add: JV Revenue (e)	1,093	417	—	417	—		—	1,093

Total	$571,516	$418,218	$68,533	$485,053	$1,698	18%	$(15,868)	$555,648	15%

	Nine Months Ended September 30,
	(b) (f) September 2011	(b) (c) September 2010	(g) Total Proforma Acquisitions	Total Proforma QTD 2010	Divestitures/ Discontinuations	% Change	(a) September 2011 currency impact	September 2011 excluding currency impact	% Change
U.S Dermatology	$286,303	$216,334	$15,531	$228,210	$3,655	27%	$—	$286,303	27%
U.S. Neurology & Other (d)	571,342	579,190	20,625	599,815	—	-5%	—	571,342	-5%

Total U.S.	857,646	795,524	36,156	828,025	3,655	4%	—	857,645	4%
Canada/Australia	234,777	188,460	5,034	193,494	—	21%	(17,908)	216,869	12%

Specialty Pharmaceuticals	1,092,423	983,984	41,190	1,021,519	3,655	7%	(17,908)	1,074,515	6%
Branded generics—Latin America	189,069	145,368	6,471	151,839	—	25%	(11,314)	177,755	17%
Branded generics—Europe	319,388	149,828	117,931	267,759	—	19%	(20,314)	299,074	12%

Branded Generics	508,456	295,196	124,402	419,598	—	21%	(31,628)	476,829	14%

Total product sales	$1,600,879	$1,279,180	$165,592	$1,441,117	$3,655	11%	$(49,536)	$1,551,343	8%

Add: JV Revenue (e)	2,313	481	—	481	—		—	2,313

Total	$1,603,192	$1,279,661	$165,592	$1,441,598	$3,655	11%	$(49,536)	$1,553,656	8%

(a)	See footnote (a) to Table 3.
(b)	See footnote (b) to Table 2.
(c)	Combined Q3 Legacy Biovail and Legacy Valeant product sales of $201.4 million and $210.4 million, respectively (see note (d)). Total proforma revenue of $467.5 million also includes $7.0 million and $48.7 million of Service, Alliance and Royalty revenue recorded by Legacy Biovail and Legacy Valeant, respectively. Total proforma revenue includes $37.2 million of discontinued revenues relating to Ribavirin and GSK Alliance revenues. Combined YTD Legacy Biovail and Legacy Valeant product sales of $655.1 million and $953.9 million, respectively. Total proforma revenue of $1,609.0 million also includes $19.8 million and $146.2 million of Service, Alliance and Royalty revenue recorded by Legacy Biovail and Legacy Valeant, respectively. Total proforma revenue includes $70.9 million of discontinued revenues relating to Ribavirin and GSK Alliance revenues.
(d)	2010 data includes adjustments for timing of revenues on certain partnered products of $5.8M in Sept QTD and $0.0M in Sept YTD.
(e)	Represents Valeant’s attributable portion of revenue from joint ventures (JV) not included in Consolidated Valeant revenues.
(f)	Includes all acquisitions.
(g)	Includes proforma historical revenue for acquisitions with a purchase price > $20 million.